UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2005

PLATO Learning, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10801 Nesbitt Avenue South, Bloomington, Minnesota		55437
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2005 our Board of Directors approved the Fiscal 2005 Executive Long-Term Incentive Plan. A description of the plan is attached hereto as Exhibit 10.55. Prior to that date, the Compensation Committee of our Board of Directors approved amendments to the Fiscal 2005 Executive Annual Incentive Plan. A description of the plan is attached hereto as Exhibit 10.42.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On September 21, 2005, we issued a press release, attached hereto as Exhibit 99.1, announcing that Susan E. Knight, CFO of MTS Systems Corporation, and M. Lee Pelton, Willamette University President, have been elected to our Board of Directors. Ms. Knight will also serve as a member of the Audit Committee. Mr. Pelton has not been made a member of any of the Board's committees at this time.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On September 15, 2005, our Board of Directors amended certain sections of our By-Laws to make the language consistent with our other corporate governance documents. A copy of our amended By-Laws is filed as Exhibit 3.03 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit 3.03 Amended and Restated By-Laws of PLATO Learning, Inc., Amended as of September 15, 2005.

Exhibit 10.42 Fiscal 2005 Executive Annual Incentive Plan.

Exhibit 10.55 Fiscal 2005 Executive Long-Term Incentive Plan.

Exhibit 99.1 Press Release dated September 21, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO Learning, Inc.

September 21, 2005	By:	Laurence L. Betterley

Name: Laurence L. Betterley
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.03	Amended and Restated By-Laws of PLATO Learning, Inc., Amended as of September 15, 2005
10.42	Fiscal 2005 Executive Annual Incentive Plan
10.55	Fiscal 2005 Executive Long-Term Incentive Plan
99.1	Press Release dated September 21, 2005